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                                                                 EXHIBIT 10.01



April 7, 1995

T CELL SCIENCES, INC.
115 Fourth Street
Needham , Massachusetts 02194

Attention:       Pamela Hay, Esq.
                 General Counsel

         RE: Product Development and License Option Agreement dated as of October 21, 1994 between T Cell Sciences, Inc. ("TCS") and SmithKline Beecham, p.l.c ("SB"), (the "PDLO Agreement").

Dear Ms. Hay:

         In accordance with our recent discussions, the PDLO Agreement shall be terminated by mutual agreement of TCS and SB effective February 10, 1995 ("Effective Date"), on the following terms and conditions:

1. All capitalized terms herein shall have the same meaning as those terms are defined in the PDLO Agreement, unless otherwise defined herein.

2.       As of the Effective Date,
                 (i) SB shall have no further right to research and develop, manufacture, use or sell any COMPOUND or PRODUCT in any country of the world in
which SB had rights specifically granted under the PDLO Agreement.   SB,
however, shall have the right to use COMPOUND which presently exists at SB which is listed in the attached Appendix A solely for the development of preclinical models for the investigation of non-complement pathway-affecting pharmaceuticals, with such investigations to be conducted wholly within SB and no publication of the results of said investigations as they relate to the COMPOUND or PRODUCT to occur without TCS' prior written approval; and
                 (ii) TCS shall have the exclusive license, with the right to grant sublicenses, under all SB TECHNOLOGY and SB PATENTS to make, have made, use, sell and have sold COMPOUND and PRODUCT in all countries of the world specifically covered by the PDLO Agreement and subject to SB Technology transfer provisions of Paragraph 5 herein.

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Smithkline Beecham, p.l.c.                 - 2 -                April 7, 1995




3. SB shall have the right to retain, or after agreement by TCS to destroy, all TCS Technology in SB's possession as of the Effective Date, The obligations of confidentiality and non-use in respect of such TCS Technology in SB's possession is governed by Article 10 of the PDLO Agreement which shall continue in full force and effect after the Effective Date.

4. SB shall, at its expense and on a one-time basis, supply TCS with that amount of finished COMPOUND ***

***

         Except as specifically provided in this Paragraph 4 above, SB shall have no further obligation to provide any party any type of COMPOUND whatsoever.

         EXCEPT AS SET FORTH IN THIS PARAGRAPH 4, SB MAKES NO OTHER EXPRESS OR IMPLIED WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.


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Smithkline Beecham, p.l.c.                 - 3 -                April 7, 1995



5. SB has provided and shall continue to provide TCS with the information and materials due TCS ***

***

6. With respect to Compound Inventory supplied pursuant to Section 5.1 of the PDLO Agreement, including COMPOUND supplied pursuant to Paragraph 4 herein, SB agrees to maintain all regulatory or governmental permits, licenses and approvals and retained samples of COMPOUND, and to permit all appropriate government inspections, including the FDA, which are related to such COMPOUND. TCS shall have the right upon reasonable notice to inspect SB's facilities and records relating to the manufacture and control of Compound Inventory no more often than twice per twelve month period, except additional inspections may occur if required to respond to a specific request from a regulatory authority or to complete any transfer of SB Technology under Paragraph 5 above, and subject to reasonable constraints and obligations to protect confidential SB information and resources. Further with respect to TCS' REGULATORY SUBMISSION, SB shall promptly respond to regulatory authority requests received from TCS relating to manufacturing and control of clinical supplies at the time they were under the control of SB, including information provided pursuant to the Letter Agreement between the parties dated March 25, 1994 relating to such manufacturing and control.

_____________

*  Portions deleted are subject to confidential treatment request.
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Smithkline Beecham, p.l.c.                 - 4 -                April 7, 1995




7. (i) SB for itself, and each of its owners, officers, directors, shareholders, attorneys, agents, employees, successors and assigns (hereinafter collectively referred to as the "SB Releasors") does hereby grant to TCS an irrevocable and unconditional release, and acquit, hold harmless and forever discharge TCS, its owners, officers, directors, shareholders, attorneys, agents, employees, successors and assigns, former agents and employees, their heirs, executors and administrators, all customers, proximate and remote, of TCS, and licensees, sublicensees and distributors of TCS (hereinafter collectively referred to as the "TCS Releasees") from any and all claims, liabilities, obligations, promises, agreements, controversies, demands, actions, causes of action, suits, rights, damages, costs, losses, debts and expenses (including attorney fees) of whatever kind or nature, in law or equity, whether known or unknown, suspected or unsuspected (hereinafter referred to as the "SB Claim(s)"), which SB Releasors now have, have had, or may hereafter claim to have had against each or any of the TCS Releasees relating in any way to the Product Development and License Agreement dated November 21, 1989 and the 1994 PDLO Agreement, and to all rights, obligations and liabilities thereunder, or which SB Releasors may hereafter claim against each or any of the TCS Releasees relating to technology created or developed by SB during the term of the 1989 Agreement which is specific for derivatives of COMPOUND and any patent rights covering such technology.

         (ii) TCS for itself, and each of its owners, officers, directors, shareholders, attorneys, agents, employees, successors and assigns (hereinafter collectively referred to as the "TCS Releasors") does hereby grant to SB an irrevocable and unconditional release, and acquit, hold harmless and forever discharge SB, its owners, officers, directors, shareholders, attorneys, agents, employees, successors and assigns, former agents and employees, their heirs, executors and administrators, all customers, proximate and remote, of SB, and licensees, sublicensees and distributors of SB (hereinafter collectively referred to as the "SB Releasees") from any and all claims, liabilities, obligations, promises, agreements, controversies, demands, actions, causes of action, suits, rights, damages, costs, losses, debts and expenses (including attorney fees) of whatever kind or nature, in law or equity, whether known or unknown, suspected or unsuspected (hereinafter referred to as the "TCS Claim(s)"), which TCS Releasors now have, have had, or may hereafter claim to have had against each or any of the SB Releasees relating in any way to the Product Development and License Agreement dated November 21, 1989 and the 1994 PDLO Agreement and to all rights, obligations and liabilities thereunder. Further, except for actions which constitute negligence or willful misconduct by SB, TCS hereby extends the releases

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Smithkline Beecham, p.l.c.                - 5 -                April 7, 1995



granted in this paragraph 7 to any and all actions in respect to SB's performance under paragraph 4 herein.

8. In accordance with TCS rights to make, use and sell the COMPOUND and PRODUCT under this Agreement,
                 (i) SB agrees with respect to the SB PATENTS to: (a) be responsible for the filing, prosecution and all responses to official proceedings; (b) disclose to the TCS relevant portions of all patent applications filed and information concerning the institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding; (c) provide TCS, upon request, with the right to review all such pending applications and other proceedings and to make recommendations at no charge concerning their conduct; and (d) keep TCS promptly and fully informed of the course of patent prosecution or other proceedings by providing copies of substantive communications, search reports and third party observations submitted to or received from patent offices. All information disclosed under this section is subject to the confidentiality provisions herein.
                 (ii) TCS shall have the right to assume responsibility for any SB PATENT which SB intends to abandon or otherwise cause or allow to be forfeited.

9. (i) TCS and SB shall treat all information and materials received from the other under the Prior Agreements, the PDLO Agreement, and this Agreement (including PRODUCT TECHNOLOGY) as the confidential and exclusive property of the other party, and agrees not to use or disclose to any THIRD PARTY, except as permitted under this Agreement, any such information or materials without first obtaining the other party's consent. Each party further agrees to take all practicable steps to ensure that any such information shall not be used by its AFFILIATES, licensees, directors, officers, employees, consultants and agents, except on like terms of confidentiality as aforesaid, and that it shall be kept fully private and confidential by them.

         (ii) The above provisions regarding confidentiality shall not apply to that part of such information and materials which a party is clearly able to demonstrate:

         (a)     was fully in its possession prior to receipt from the other; or
         (b) was in the public domain at the time of receipt from the other; or
         (c) became part of the public domain through no default of the party receiving such information, its directors, officers or employees; or
         (d) was lawfully received from some THIRD PARTY having a right of further disclosure; or

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Smithkline Beecham, p.l.c.                  - 6 -                April 7, 1995



         (e) is required to be disclosed by law or applicable government regulations or;
         (f) was subsequently and independently developed by employees of the receiving party who can be established by reasonable proof had no knowledge of the information or materials disclosed.

         (iii) TCS acknowledges that a special duty of care exists with respect to the confidentiality of information and material identified in Appendix C hereof. Accordingly, TCS may provide to a THIRD
                 PARTY:
                          (a) the information identified in item 1 and item 2
                 of Appendix C on an eyes only (no copy provision) basis and under a confidentiality agreement with TCS in a form which TCS employs to protect its own information of similar importance. However if the THIRD PARTY wishes to obtain a copy of said item 1 and item 2 information, then a separate confidentiality agreement between the THIRD PARTY and SB shall be required as provided in paragraph 5 above;
                          (b) the material identified in item 3 of Appendix C under a confidentiality agreement with TCS in a form which TCS employs to protect its own material of similar importance, if the THIRD PARTY is in possession of or also wishes to obtain a copy of the item 1 and item 2 Appendix C information, then a separate confidentiality agreement between the THIRD PARTY and SB shall be required as provided in paragraph 5 above;
                          (c) the information and material identified in items
                 4 and 5 of Appendix C but only after a separate confidentiality agreement between the THIRD PARTY and SB has been entered into as provided in paragraph 5 above.

10. SB and TCS acknowledge the continuing existence of the Product Development and Joint License Agreement among TCS, SB and Yamanouchi Pharmaceutical Co., Ltd.(YPC) dated January 23, 1990 (the "Japan Agreement"). However, SB and TCS recognize that in view of the termination of the PDLO Agreement a need exists to modify of the Japan Agreement. Accordingly, SB and TCS agree to meet with their partner, YPC, at a mutually agreeable time and place to discuss modification of the Japan Agreement. Until any such modifications are agreed to among the parties, TCS shall assume SB's obligations to Yamanouchi, including without limitation, the obligations to provide clinical trial information and COMPOUND supplies.

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Smithkline Beecham, p.l.c.                 - 7 -                April 7, 1995



11.  Notices
         (i) Any notice required or permitted to be given hereunder shall be sent in writing by registered or certified airmail, postage prepaid, return receipt requested, or by air courier, or by telecopier, or hand-delivered addressed to the party to whom it is to be given as follows:

         If to TCS:               T CELL SCIENCES, INC.
                                  115 Fourth Avenue
                                  Needham, MA 02194
                                  Telecopier: (617) 433-0262
                                  Attn.: General Counsel

         If to SB:                SMITHKLINE BEECHAM, p.l.c.
                                  New Horizons Court
                                  Brentford
                                  Middlesex, TW8 9EP, England
                                  Telecopier: 44 81 975 2764
                                  Attn.: President

                 Copy to:         SMITHKLINE BEECHAM CORP.
                                  709 Swedeland Road
                                  P.O. Box 1539
                                  King of Prussia, PA 19406 USA
                                  Telecopier: (610) 270 5090
                                  Attn: Corporate Intellectual Property

         or to such other address or addresses as may from time to time be given in writing by either party to the other pursuant to the terms hereof.

         (ii) Any notice sent pursuant to this shall be deemed delivered within five (5) business days after dispatch by airmail, within twenty-four
         (24) hours after dispatch by air courier or telecopier and on the same day as hand delivery.

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Smithkline Beecham, p.l.c.                  - 8 -                 April 7, 1995



12.      Miscellaneous:
         (i) FORCE MAJEURE Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including, but not limited to: Acts of God; acts, regulations or laws of any government (including, without limitation, import and export regulations); strikes or other concerted acts of workers; fires; floods; explosions; riots; wars; rebellion and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence. Each party shall promptly give notice to the other of the starting and stopping of the above-mentioned occurrences.
          (ii) ENTIRE AGREEMENT This letter agreement and its exhibits shall constitute the entire understanding between the parties with respect to the termination of the PDLO Agreement and supersedes and replaces all prior agreements, understandings, writing and discussions between the parties relating to said subject matter. Except as specifically set forth in this letter agreement, no provision of the PDLO Agreement shall survive the termination of the PDLO Agreement including without limitation the provision of payments and royalties to or by either party.
         (iii) AMENDMENTS AND WAIVERS This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by both parties, or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.
          (iv) DISPUTE RESOLUTION Any dispute, controversy or claim arising out of or relating to this Agreement (hereinafter collectively referred to as "Dispute") shall be attempted to be settled by the parties, in good faith, by submitting each such Dispute to appropriate senior management representatives of each party in effort to effect a mutually acceptable resolution thereof. In the event no mutually acceptable resolution is achieved, then each party shall be entitled to seek relief for such Dispute by using any appropriate judicial mechanism which may be available, except as otherwise provided by this Agreement.

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Smithkline Beecham, p.l.c.                  - 9 -                 April 7, 1995



         (v) LAW OF THE CONTRACT This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

         If this letter accurately sets forth our agreement, please have both copies of this letter signed on behalf of SB and return one to me.


                                              SMITHKLINE BEECHAM, p.l.c.

                                              By: s/Jean-Pierre Garnier
                                                  ----------------------
                                                    Jean-Pierre Garnier
                                              Title:   Director



AGREE TO BY AND ON BEHALF OF
T CELL SCIENCES, INC.

By:  s/Alan W. Tuck
     -------------------------------
         Alan W. Tuck
         President & Chief Executive
         Officer

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Smithkline Beecham, p.l.c.                   - 10 -                April 7, 1995



                                   APPENDIX A
                                      ***

***

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                                   APPENDIX B
                                      ***

         ***

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Smithkline Beecham, p.l.c.                  - 12 -                April 7, 1995



         ***

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Smithkline Beecham, p.l.c.                   - 13 -               April 7, 1995


                                   APPENDIX C
                                      ***

         ***